Exhibit 3.7

ARTICLES OF INCORPORATION

OF

CELL FACTOR TECHNOLOGIES, INC.

The undersigned incorporator, desiring to form a corporation (hereinafter referred to as the “Corporation”) pursuant to the provisions of the Indiana Business Corporation Law, as amended (hereinafter referred to as the “Act”), executes the following Articles of Incorporation.

ARTICLE I

Name

The name of the Corporation is Cell Factor Technologies, Inc.

ARTICLE II

Nature of Business

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Act.

ARTICLE III

Existence

The Corporation shall have perpetual existence.

ARTICLE IV

Shares

Section 4.1. Number. The total number of shares which the Corporation is authorized to issue is ten thousand (10,000) shares.

Section 4.2. Classes. There shall be one (1) class of shares of the Corporation, which class shall be designated as “Common Shares” and shall have the same rights, preferences, limitations and restrictions.

Section 4.3. Relative Rights, Preferences, Limitations and Restrictions of Shares. The Common Shares shall have all of the rights accorded to shares under the Act, including but not limited to voting rights and all rights to distribution of the net assets of the Corporation upon dissolution. The Board of Directors may create one or more series of Common Shares and may determine, in whole or in part, the preferences, limitations, restrictions and relative voting and other rights of any such series before the issuance of shares of that series, by amendment of these Articles of Incorporation in the manner provided in the Act.

Section 4.4. Voting Rights of Common Shares. Each holder of Common Shares shall be entitled to one (1) vote for each share owned of record on the books of the Corporation on each matter submitted to a vote of the holders of Common Shares.

ARTICLE V

Registered Office and Registered Agent

Section 5.1. Registered Office. The street address of the Corporation’s initial registered office is 56 East Bell Drive, Warsaw, Indiana 46582. The mailing address of the Corporation’s office is P.O. Box 587, Warsaw, IN 46581-0587.

Section 5.2. Registered Agent. The name of the Corporation’s initial registered agent at such registered office is Daniel P. Hann.

ARTICLE VI

Incorporator

The name and address of the incorporator of the Corporation are:

Name	Address
Daniel P. Hann	P.O. Box 587, Warsaw, IN 46581-0587

ARTICLE VII

Board of Directors

Section 7.1. Number. The total number of directors shall be that specified in or fixed in accordance with the bylaws. In the absence of a provision in the bylaws specifying the number of directors or setting forth the manner in which such number shall be fixed, the number of directors shall be three (3). The bylaws may provide for staggering the terms of directors by dividing the directors into two (2) or three (3) groups, as provided in the Act.

Section 7.2. Initial Board of Directors. The names and addresses of the initial directors of the Corporation are:

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Name	Address
Garry L. England	P.O. Box 587, Warsaw, IN 46581-0587
Daniel P. Hann	P.O. Box 587, Warsaw, IN 46581-0587
Gregory D. Hartman	P.O. Box 587, Warsaw, IN 46581-0587

ARTICLE VIII

Indemnification

Section 8.1. Rights of Indemnification and Advancement of Expenses. The Corporation shall indemnify every director made a party to a proceeding because such individual is or was a director, as a matter of right, against all liability incurred by such individual in connection with the proceeding; provided that it is determined in the specific case that indemnification of such individual is permissible in the circumstances because such individual has met the standard of conduct for indemnification specified in the Act. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director in connection with any such proceeding in advance of final disposition thereof in accordance with the procedure and subject to the conditions specified in the Act. The Corporation shall indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any such proceeding, as a matter of right, against reasonable expenses incurred by the individual in connection with the proceeding without the requirement of a determination as set forth in the first sentence of this Section. Upon demand by a director for indemnification or advancement of expenses, as the case may be, the Corporation shall expeditiously determine whether the director is entitled thereto in accordance with this Article and the procedures specified in the Act. Every individual who is or was an officer of the Corporation shall be indemnified, and shall be entitled to an advancement of expenses, to the same extent as if such individual is or was a director. The indemnification provided under the Article shall be applicable to any proceeding arising from acts or omissions occurring before or after the adoption of this Article.

Section 8.2. Other Rights Not Affected. Nothing contained in this Article shall limit or preclude the exercise or be deemed exclusive of any right under the law, by contract or otherwise, relating to indemnification of or advancement of expenses to any individual who is or was a director, officer, employee or agent of the Corporation, or the ability of the Corporation to otherwise indemnify or advance expenses to any such individual. It is the intent of this Article to provide indemnification to the directors and officers to the fullest extent now or hereafter permitted by law consistent with the terms and conditions of this Article. Therefore, indemnification shall be provided in accordance with this Article irrespective of the nature of the legal or equitable theory upon which a claim is made,

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including without limitation negligence, breach of duty, mismanagement, corporate waste, breach of contract, breach of warranty, strict liability, violation of federal or state securities laws, violation of the Employee Retirement Income Security Act of 1974, as amended, or violation of any other state or federal laws.

Section 8.3. Definitions. For purposes of this Article:

(a)	The term “director” means an individual who is or was a member of the Board of Directors of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. A director is considered to be serving an employee benefit plan at the Corporation’s request if the director’s duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. The term “director” includes, unless the context requires otherwise, the estate or personal representative of a director.

(b)	The term “expenses” includes all direct and indirect costs (including without limitation counsel fees, retainers, court cost, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses) actually incurred in connection with the investigation, defense, settlement or appeal of a proceeding or establishing or enforcing a right to indemnification under this Article, applicable law or otherwise.

(c)	The term “liability” means the obligation to pay a judgment, settlement, penalty, fine, excise tax (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(d)	The term “party” includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

(e)	The term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

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IN WITNESS WHEREOF, the undersigned incorporator designated in Article VI executes these Articles of Incorporation and hereby verifies subject to penalties of perjury that the facts contained herein are true.

Dated this 6th day of August, 2002.

/s/ Daniel P. Hann
Daniel P. Hann, Incorporator

This instrument was prepared by Daniel P. Hann, Attorney at Law, P.O. Box 587, Warsaw, IN 46581-0587.

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ARTICLES OF AMENDMENT OF THE	TODD ROKITA SECRETARY OF STATE CORPORATIONS DIVISION 302 W. Washington St., Rm. E018 Indianapolis, IN 46204 Telephone: (317) 232-6576
ARTICLES OF INCORPORATION
State Form 38333 (R 10/1-03)
Approved by State Board of Accounts, 1995

INSTRUCTIONS:	Use 8 1/2” x 11” white paper for attachments.	Indiana Code 23-1-38-1 et seq.
	Present original and one copy to address in upper right hand corner of this form.	Filing Fee: $30.00
Please TYPE or PRINT.
Please visit our office on the web at www.sos.in.gov.

IND SECRETARY OF STATE

ARTICLES OF AMENDMENT OF THE

ARTICLES OF INCORPORATION OF

Name of Corporation		Date of Incorporation
	Cell Factor Technologies, Inc.	August 12, 2002

The undersigned officers of the above referenced Corporation (hereinafter referred to as the “Corporation”) existing pursuant to the provisions of: (Indicate appropriate act)

☑  Indiana Business Corporation Law    ☐  Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE I Amendment(s)

The exact text of Article(s) 1 of the Articles of Incorporation is now as follows;

(NOTE: If amending the name of corporation, write Article “I” in space above and write “The name of the Corporation is             ” below.)

The name of Corporation is Biomet Biologics, Inc.

ARTICLE II

Date of each amendment’s adoption:

January 24, 2006

(Continued on the reverse side)

ARTICLE III Manner of Adoption and Vote

Mark application section: NOTE – Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.

☐	SECTION 1 This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

☑	SECTION 2 The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by: (Shareholder approval may be either A or B.)

A.	Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

Shares entitled to vote.
Number of shares represented at the meeting.
Shares voted in favor.
Shares voted against.

B.	Unanimous written consent executed on January 24, 2006 and signed by all shareholders entitled to vote.

ARTICLE IV Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 24th day of January, 2006.

Signature of current officer or chairman of the board	Printed name of officer or chairman of the board

/s/ Daniel P. Hann	Daniel P. Hann
Signator’s title
Secretary

	ARTICLES OF ENTITY CONVERSION: Conversion of a Corporate Into a Limited Liability Company State Form 51576 (1-04) Approved by State Board of Accounts, 2004	TODD ROKITA SECRETARY OF STATE CORPORATE DIVISION 302 W. Washington Street, Rm. E018 Indianapolis, IN 46204 Telephone: (317) 232-6576

Indiana Code 23-1-18-3 FILING FEE: $30.00

INSTRUCTIONS:

Use 8  1/2” x 11” white paper for attachments.

Present original and one copy to the address in upper right corner of this form.

Please TYPE or PRINT.

Please visit our office on the web at www.sos.in.gov.

ARTICLES OF CONVERSION

OF

Biomet Biologics, Inc.

(hereinafter “Non-surviving Corporation”)

INTO

Biomet Biologics, LLC

(hereinafter “Surviving LLC”)

ARTICLE I: PLAN OF ENTITY CONVERSION

a.	Please set forth the Plan of Conversion, containing such information as required by Indiana Code 23-1-38.5-11 and Indiana Code 23-1-38.5-12, attach herewith, and designate it as “Exhibit A.”

The following is basic information that must be included in the Plan of Entity Conversion: (Please refer to Indiana Code 23-1-38.5-12 for a more complete listing of requirements before submitting the plan).

•	A statement of the type of business entity that Surviving LLC will be and, if it will be a foreign non-corporation, its jurisdiction of organization;

•	The terms and conditions of the conversion;

•

The manner and basis of converting the shares of Non-surviving Corporation into the interests, securities, obligations, rights to acquire interests or other securities of Surviving LLC following its conversion; and

•	The full text, as in effect immediately after the consummation of the conversion, of the organic document (if any) of Surviving LLC.

•

If, as a result of the conversion, one or more shareholders of Non-surviving Corporation would be subject to owner liability for debts, obligations, or liabilities of any other person or entity, those shareholders must consent in writing to such liabilities in order for the Plan of Merger to be valid.

b.	Please read and sign the following statement.

I hereby affirm under penalty of perjury that the Plan of conversion is in accordance with the Articles of Incorporation or bylaws of Non-surviving Corporation and is duly authorized by the shareholders of Non-surviving Corporation as required by the laws of the State of Indiana.

Signature	/s/ Bradley J. Tandy	Printed Name	Bradley J. Tandy	Title	Secretary

ARTICLE II: NAME AND DATE OF INCORPORATION OF NON-SURVIVING CORPORATION

a.	The name of Non-surviving Corporation immediately before filing these Articles of Entity Conversion is the following:

Biomet Biologics, Inc.

b.	The date on which Non-surviving Corporation was incorporated in the Sate of Indiana is the following: August 12, 2002

ARTICLE III: NAME AND PRINCIPAL OFFICE OF SURVIVING LLC

a.	The name of Surviving LLC is the following:

Biomet Biologics, LLC

•	(Please note pursuant to Indiana Code 23-18-2-8, this name must include the words “Limited Liability Company”, “L.L.C.”, or “LLC”).

•	(If Surviving LLC is a foreign LLC, then its name must adhere to the laws of the state in which it is domiciled).

b.	The address of Surviving LLC’s Principal Office is the following:

Street Address	City	State	Zip Code
56 E. Bell Drive	Warsaw	Indiana	46581

ARTICLE IV: REGISTERED OFFICE AND AGENT OF SURVIVING LLC

Registered Agent: The name and street address of Surviving LLC’s Registered Agent and Registered Office for service of process are the following:

Name of Registered Agent

Daniel P. Hann

Address of Registered Office (street or building)	City		Zip Code
P.O. Box 587, 56 E. Bell Drive	Warsaw	Indiana	46581

ARTICLE V – JURISDICTION OF SURVIVING LLC AND CHARTER SURRENDER OF NON-SURVIVING CORPORATION

SECTION 1: JURISDICTION

Please state the jurisdiction in which Surviving LLC will be organized and governed. Indiana

SECTION 2: CHARTER SURRENDER (Please complete this section only if Surviving LLC is organized outside of Indiana).

If the jurisdiction stated above is not Indiana, please set forth the Articles of Charter Surrender for the Non-surviving Corporation and attach herewith as “Exhibit B.”

Pursuant to Indiana Code 23-1-38.5-14, the Articles of Charter Surrender must include:

1.	The name of Non-surviving Corporation;

2.	A statement that the Articles of Charter Surrender are being filed in connection with the conversion of Non-surviving Corporation into an LLC that will be organized in a jurisdiction other than the State of Indiana:

3.	A signed statement under penalty of perjury that the conversion was duly approved by the shareholders of Non-surviving Corporation in a manner required by Indiana Law and consistent with the Articles of Incorporation or the bylaws of Non-surviving Corporation;

4.	The jurisdiction under which the Surviving LLC will be organized; and

5.	The address of Surviving LLC’s executive office.

ARTICLE VI: DISSOLUTION OF SURVIVING LLC

Please indicate when dissolution will take place in Surviving LLC:

☐	The latest date upon which Surviving LLC is to dissolve is , OR

☑	Surviving LLC is perpetual until dissolution.

ARTICLE VII: MANAGEMENT OF SURVIVING LLC

Surviving LLC will be managed by:	☐ The members of Surviving LLC, OR
☑A manager or managers

In Witness Whereof, the undersigned being an officer or other duly authorized representative of Non-surviving Corporation executes these Articles of Entity Conversion and verifies, subject to penalties of perjury, that the statements contained herein are true, this 27th day of February, 2008.

Signature	Printed Name

/s/ Bradley J. Tandy	Bradley J. Tandy

Title

Secretary

EXHIBIT A

PLAN OF ENTITY CONVERSION OF BIOMET BIOLOGICS, INC.

WHEREAS, Biomet Biologics, Inc., an Indiana corporation, desires to convert its business entity status from a corporation to a limited company and hereby agrees as follows:

1.	The name of the business entity prior to the conversion is: Biomet Biologics, Inc. (“Biomet”) and is corporation duly organized under the laws of the State of Indiana on August 12, 2002.

2.	The name of the business entity after the conversion shall be Biomet Biologics, LLC and will be a limited liability company duly organized under the laws of the State of Indiana (the “Converted Entity”).

3.	The conversion shall become effective on February 29, 2008 (the “Effective Date”).

4.	On the Effective Date, the Articles of Incorporation and Bylaws of Biomet shall cease to exit. The Articles of Organization and the Limited Liability Company Agreement of the Converted Entity shall govern according to the applicable laws of the State of Indiana.

5.	The persons who are members of the Board of Directors and officers of Biomet immediately prior to the Effective Date shall, after the Effective Date, be the members of the Board of Managers and officers of the Converted Entity.

6.	On the Effective Date, by virtue of the conversion and without any action on the part of the holder of Biomet’s common stock, each share of common stock of Biomet which is held immediately prior to the Effective Date by Biomet, Inc., shall be converted and reclassified into one unit of the Converted Entity.

7.	On and after the Effective Date, for all purposes of the laws of Indiana, the Converted Entity shall be considered (i) to be an Indiana limited liability company, (ii) to be the same entity, without interruption, as Biomet prior to the Effective Date and (iii) to have been formed on August 12, 2002, the date that Biomet was originally incorporated.

8.	On and after the Effective Date, the Converted Entity shall possess all the assets of every description, and every interest in the assets, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of Biomet and all obligations belonging to or due to Biomet, all of which vested in the Converted Entity without further act or deed. The Converted Entity shall be liable for all the obligations of Biomet; any claim existing, or action or proceeding pending, by or against Biomet may be prosecuted to judgment, with right of appeal, as if the Conversion had not taken place; or the Converted Entity may be substituted in its place; and all the rights of creditors of Biomet shall be preserved unimpaired.